UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 22, 2006

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LOTUS BANCORP, INC.
(Exact name of registrant as specified in its charter)

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Michigan	333-135107	20-2377468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45650 Grand River Avenue Novi, Michigan 48374
(Address of principal executive offices) (Zip Code)

(248) 505-3103
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS

On August 22, 2006, Lotus Bancorp, Inc. (“Company”) entered into a consulting agreement and an employment agreement with Richard Gurne, the proposed Chief Lending Officer of Lotus Bank. Under the consulting agreement, Mr. Gurne will provide independent advisory and consulting services to the Company in connection with the formation of its proposed banking subsidiary, Lotus Bank. For his services, the Company will pay Mr. Gurne a consulting fee of $8,750 per month. When the Bank opens for business, Mr. Gurne will continue providing services to the Bank as its Chief Lending Officer. Under Mr. Gurne’s employment agreement, he will be entitled to receive a base salary of $105,000 annually, to participate in other bonus and benefit programs applicable to similarly situated officers, and to be awarded stock options in an amount equal to 1% of the shares sold in the Company’s initial public offering. The consulting and employment agreements are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 10.1    Consulting Agreement, dated August 22, 2006, between Lotus Bancorp, Inc. and Richard Gurne

Exhibit 10.2    Employment Agreement, dated August 22, 2006, between Lotus Bancorp, Inc. and Richard Gurne

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS BANCORP, INC.

By: /s/ Satish Jasti
Satish Jasti
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated August 22, 2006, between Lotus Bancorp, Inc. and Richard Gurne
10.2	Employment Agreement, dated August 22, 2006, between Lotus Bancorp, Inc. and Richard Gurne